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                  LONDON INTERBANK OFFERED RATE BORROWING AGREEMENT


        A. Borrower has requested and Bank has agreed to extend an interest rate option of 1.5% per annum in excess of the LIBOR; and

        B. Borrower has executed a Promissory Note (Unsecured) dated July 25, 1996, in the amount of $5,000,000.00 in favor of Bank (the "Note") which reflects the LIBOR option.

        NOW THEREFORE, in consideration of any loan, advnace, extension of credit and/or other financial accommodation at any time made by bank to or for the benefit of Borrower, and of the promises set forth herein, the parties hereto agree as follows:

                              1.  DEFINITIONS AND TERMS

        1.1 The following words, terms and/or phrases shall have the meanings set forth thereafter and such meanings shall be applicable to the singular and plural form thereof; whenever the context so requires, the use of "it" in reference to Borrower shall mean Borrower as identified at the beginning of this Agreement:

                (a) "AMORTIZATION DATE": the dates specified in the Note when principal payments are due.

                (b) "BORROWING": any portion of Borrower's liabilities bearing interest at LIBOR.

                (c) "BUSINESS DAY": any day on which Bank is open for regular business.

                (d) "EVENT OF DEFAULT": the definition ascribed to this term in the Note.

                (e) "INTEREST PERIOD": the period commencing on the date a LIBOR Loan is made and ending, as the Borrower may select, 30, 60 or 90 days thereafter.

                (f) "LIBOR LOANS": any principal portion of Borrower's liabilities bearing interest at LIBOR.

                (g)    "LIBOR MARGIN":  1.5%

                (h) "MATURITY DATE": the date specified in the Note upon which the Borrower's libilities are due and payable in full.

        1.2 Any terms or phrases not specificially defined in this Agreement shall have the meanings ascribed to them in the Note.

                             2.  MANNER OF LIBOR ELECTION

        2.1 Borrower may elect to cause all or a portion of the principal outstanding on the Notes to bear interest at a daily rate equal to the daily rate equivalent of 1.5% in excess of LIBOR, subject to the following conditions:

        (a) Not more than five (5) nor less than two (2) Business Days prior to the requested date of any LIBOR Borrowing, Borrower shall deliver to Bank an irrevocable written or telephonic notice setting forth the requested date and amount of such Borrowing (which amount shall not be less than $500,000.00 and, if in excess of $500,000.00, shall be in integral multiples of $500,000.00) and the requested Interest Period of such Borrowing;

        (b) The LIBOR used in computing the interest rate applicable to such Borrowing shall be the LIBOR as quoted by Bank to Borrower as being in effect for the date of such Borrowing plus


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                the LIBOR Margin, computed on the basis of a 360-day year and actual days elapsed, and shall be fixed for the requested period of such Borrowing;

        (c) Such Borrowing may not be prepaid prior to the expiration of the requested Interest Period of such Borrowing and shall be repaid in full on the last day of the requested Interest Period of such Borrowing;

        (d) With respect to any Borrowing of LIBOR Loans, Borrower may not select an Interest Period that extends beyond the Maturity Date of the Note; and

        (e) With repect to any Borrowing of LIBOR Loans under the Note, Borrower may not select an Interest Period that extends beyond any Amortization Date unless, after giving effect to such requested Borrowing, the aggregate unpaid principal amount of such Loans having Maturity Dates after such Amortization Date does not exceed the aggregate principal amount of the Note scheduled to be outstanding after such Amortization Date.

        2.2 In the event Borrower fails to give notice pursuant to Section 2.1(a) above of the reborrowing of the principal amount of any maturing LIBOR Borrowing and has not notified the Bank by 10:00 a.m. (Chicago time) on the day such Borrowing matures that it intends to renew such Borrowing, then Borrower shall be deemed to have requested a Borrowing of Base or Prime Rate Loans (as defined in the Note) on such day in the amount of the maturing Borrowing.

                                3.  GENERAL PROVISIONS

        3.1 FUNDING INDEMNITY. In the event Bank shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any LIBOR Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Bank) as a result of:

        (a) any payment or prepayment of a LIBOR Loan on a date other than the last day of its Interest Period,

        (b) any failure by Borrower to borrow a LIBOR Loan on the date specified in a notice given pursuant to Section 2.1 hereof,

        (c) any failure by Borrower to make any payment of principal on any LIBOR Loan when due (whether by acceleration or otherwise), or

        (d) any acceleration of the maturity of a LIBOR Loan as a result of the occurrence of any Event of Default,

then, upon the demand of Bank, Borrower shall pay to Bank such amount as will reimburse Bank for such loss, cost or expense. If Bank makes such a claim for compensation, it shall provide to Borrower a certificate executed by an officer of Bank setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for the computation of such loss, cost or expense) and the amounts shown on such certificate if reasonably calculated shall be conclusive.

        3.2 AVAILABILITY OF LIBOR LOANS. If Bank determines that maintenance of its Loans would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if Bank determines that deposits of a type and maturity appropriate to match fund LIBOR Loans are not available to it then Bank shall forthwith give notice thereof to Borrower, whereupon, until Bank notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Bank to make LIBOR Loans shall be suspended.


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        IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.


                                  BORROWER:

                                  WHITTMAN-HART, INC., a Delaware corporation


                                  By:  /s/ Kevin M. Gaskey
                                     ------------------------------------------
                                     Kevin M. Gaskey, Chief Financial Officer


        Accepted this 25th day of July, 1996, at Bank's principal place of business in the City of Chicago, State of Illinois.


                                  AMERICAN NATIONAL BANK AND TRUST
                                   COMPANY OF CHICAGO


                                  By:  /s/ Andrew P. Salski
                                     ------------------------------------------

                                  Its: Second Vice President
                                      -----------------------------------------